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                                                                    EXHIBIT 21.1

                             LIST OF SUBSIDIARIES
                               OF THE REGISTRANT

                                              Jurisdiction of Incorporation
              Subsidiary                            or Organization
              ----------                      -----------------------------

1.   Liuco, Inc.                                          Delaware
2.   Divico, Inc.                                         Delaware
3.  *DVA, Inc.                                            Nevada
4.   Erste Cinco Vermogensverwaltungs GmbH                Germany
5. **Viona Vervatungs GmbH                                Germany
6. **Viona Development Hard & Software
     Engineering GmbH & Co. KG                            Germany

 * Currently, DVA, Inc. is a wholly-owned subsidiary of RAVISENT Technologies Inc. Following the offering, it will become a wholly-owned subsidiary of Liuco, Inc.
** Viona Vervatungs GmbH and Viona Development Hard and Software Engineering
   GmbH & Co. KG are indirect wholly-owned subsidiaries of RAVISENT Technologies Inc.